Exhibit 99.1

PRESS RELEASE

For Immediate Release

April 9, 2008

For More Information Contact:

Deborah Kendric, State Bank of Long Island
dkendric@statebankofli.com
(516) 495-5050

Thomas Depping, Main Street Bank
tdepping@msbanktx.com
(281)348-2010

STATE BANK OF LONG ISLAND SIGNS AGREEMENT FOR SALE OF LEASING SUBSIDIARY ASSETS

Jericho, New York– State Bancorp, Inc. (NASDAQ: STBC), parent company of State Bank of Long Island (“State Bank”), announced today that an agreement has been signed with Main Street Bank of Kingwood, Texas for the sale of substantially all of the assets of State Bank’s leasing subsidiary, Studebaker-Worthington Leasing Corp. (“Studebaker”).  Studebaker will operate as a division of Main Street Bank and continue its national equipment leasing business from its present Jericho, New York office.  Studebaker’s senior management, including Kenneth Paston, its Chief Executive Officer, will continue with the Studebaker operation.  Main Street Bank has completed the necessary due diligence for this transaction and, subject to customary closing conditions, the sale is scheduled to close in the second quarter of 2008.

“We are pleased that the agreement for the sale of the assets of Studebaker, which has been in process for several months, has been signed.  As previously stated, the sale of the leasing subsidiary will allow State Bank to redeploy the capital resources formerly committed to the leasing operation towards our core business competencies resulting in annual cost savings to State Bank of approximately $3.0 million in cash operating expense,” said Thomas M. O’Brien, State Bank President and Chief Executive Officer.

Tom Depping, Chairman and Chief Executive Officer of Main Street Bank stated “With the addition of the highly dedicated Studebaker sales and marketing team, Main Street will continue to expand its national equipment leasing franchise under the Studebaker-Worthington brand.  We are excited about joining forces with Ken Paston and his qualified group of equipment leasing professionals and we look forward to providing Studebaker’s customers with the same high quality service they have come to expect and enjoy.”

State Bancorp, Inc. (the “Company”) is the holding company for State Bank of Long Island, the largest independent commercial bank headquartered on Long Island.  In addition to its seventeen branches located in the counties of Nassau, Suffolk, Queens and Manhattan, State Bank maintains its corporate headquarters and lending facility in Jericho.  State Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse customer base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers.  State Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

Main Street Bank, headquartered in Kingwood Texas, is a national leader in providing equipment financing to businesses.  It maintains three retail branch offices in the Houston market area and provides equipment financing throughout the country with its largest market concentrations in California, Texas, Florida and New York.  Main Street Bank’s web site is www.msbanktx.com.  Main Street Bank is a wholly owned subsidiary of MS Financial, Inc., Kingwood, Texas.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in:  market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”).  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.